UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2020 (July 14, 2020)

Token Communities Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-55489	81-3709511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

136-20 38th Avenue, Suite 9C

Flushing, NY 11354

(Address of principal executive offices)(Zip Code)

(631) 397-1111

(Registrant’s telephone number)

Sakthi Global Holdings Ltd.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2020 Sakthi Global Holdings Ltd. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with American Software Capital, Inc. (“ASC”). Pursuant to the Asset Purchase Agreement, in exchange for the issuance by the Company of 1,745,406,000 shares of Common Stock of the Company plus transfer of 3,499,799,467.37149 iRide Tokens owned by the Company to ASC, the Company acquired all technology and software code (and all copies of code) related to or required to operate the “Lukki Exchange,” including all client lists, intellectual property related to the brand “Lukki” (including files of art, logos, web designs, etc.) as well as ownership of the Lukki.io website and related design codes. As a condition to the closing of the transactions contemplated in the Asset Purchase Agreement shareholders agreed to cancel an aggregate of 174,540,600 shares of Common Stock of the Company, and the holders of the Company’s Series A, B, C, D and E warrants agreed to the cancellation of all such warrants.

The foregoing description of the Asset Purchase Agreement is a summary, does not purport to be complete, and is qualified in their entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

On June 20, 2019, the Company executed a Mutual Rescission and Release Agreement, mutually rescinding the previously disclosed Acquisition and Exchange Agreement with Fortress Ventures LLC represented by Lalit Kumar Verma and with ABT Investments India Pvt Ltd represented by Manickam Mahalingam, who together control 100% of the common shares of ABT Auto Investments Ltd., a private English company. Pursuant to the Share Exchange and Acquisition Agreement, Messrs. Verma and Mahalingam were to exchange 96,001 shares of common stock, representing 100% of the common shares of ABT Auto Investments Ltd for a total of 3,530,000,000 newly issued shares of common stock of the Company. The Mutual Rescission and Release agreement executed and became effective as of June 20, 2019. As a consequence of its execution and the rescinding of the Share Exchange and Acquisition Agreement, the Company will not issue the 3,530,000,000 shares of common stock.

The foregoing description of the Mutual Rescission and Release Agreement is a summary, does not purport to be complete, and is qualified in their entirety by reference to the full text of the Mutual Rescission and Release Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 14, 2020 the Company closed the transactions described in Item 1.01 above. Disclosure set forth under Items 1.01 and 1.02 above are incorporated by reference herein.

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Item 5.01 Changes in Control of Registrant.

Pursuant to the closing of the transactions set forth in the Asset Purchase Agreement, the Company issued 1,745,406,000 shares of Common Stock to ASC. See disclosure set forth under Item 1.01 above which is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2019, Manickam Mahalingam resigned as Director and Chairman, Lalit Verma resigned as President, Chief Executive Officer and Director, and Deeraj Jain resigned as Chief Financial Officer and Director. On the same day, the board of directors appointed Peter Maddocks as President, Chief Executive Officer, Chief Financial Officer, and Secretary, and Steven Knight as Chairman.

Pursuant to the Asset Purchase Agreement, on July 14, 2020 Steven Knight resigned as an officer of the Company, and Peter Maddox resigned as an officer of the Company (but will remain as a director of the Company). Also, on July 14, 2020 the Company named David Chen as Chairman, President and Chief Executive Officer; Peter Yaugh Chen as Director and Chief Financial Officer; and Xiangru Lin as Director.

David Chen has served as Chief Operating Officer of XT Energy Group, Inc. from July 2018 to March 2020. He has served as Executive Director, President and Chief Executive Officer of ASC, since July 2017, as Executive Director of Asia Pacific at Federal Aerospace Holdings Group, a general aviation development company since September 2015, as President of Sino Tech Jiu-Ding Energy Development Co., Ltd., a shale oil technology company, since May 2016, and as President of Inner Mongolia Aero Motor Group, a low-speed electric vehicle manufacturing company, since December 2017. He previously served as President of American Franchise Development Group from May 1998 to March 2008, and as Property Claims Manager at Transtate Insurance Company, a New York State Property & Casualty Insurer from June 1991 to July 1998. Mr. Chen received a master’s degree in Asian Studies from St. John’s University and an Executive degree in business administration from Tuck School of Business at Dartmouth. Mr. Chen obtained his bachelor’s degree in computer science from Southern Connecticut State University. Mr. Chen has received numerous awards for his business achievement, such as Minority Retailer of the Year in 2006 by U.S. Department of Commerce, Minority Business Development Agency, Overseas Chinese Model Businessman of the Year in 2006 by Republic of China (Taiwan), Businessman of the Year in 2007 by National Republican Congressional Committee Business Advisory Committee.

Peter Yaugh Chen served as the Vice President, Development Operations as well as director of Development Operations at MiMedia, Inc. since 2014. Peter serves as Director and Executive Vice President of ASC. Peter is the brother of David Chen.

Xiangru Lin served as the Chief Financial Officer of Federal Aerospace Holdings Group from 2017 to 2019, and as the Comptroller of Aero Motors Group from 2017 to 2019. She is also the Chairwoman of Hainan Softbank Stem Cell Company in Boao, Hainan. Presently she is the Chief Operating Officer and a Director of ASC. Xiangru Lin attended St. John’s University in New York in 2019 (a certificate program), she graduated from Zhengzhou University in 2010.

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Except as disclosed above, our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with any of the officers and directors. Compensation arrangements with our new officers and directors are the subject of ongoing discussion and we will make appropriate additional disclosures as they are further developed and formalized. Except as disclosed above there are no family relationships between any of the foregoing appointees and any of our directors or executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2020 the Company filed a Certificate of Correction with the State of Delaware amending the Company’s Certificate of Incorporation to change the name of the Company to “Token Communities Ltd.”

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 14, 2020 shareholders collectively holding 193,934,000 shares of Common Stock of the Company (representing 55% of the then outstanding shares of Common Stock of the Company), by written consent, approved the transactions contemplated by the Asset Purchase Agreement as set forth above in Item 1.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement
3.1	Certificate of Correction filed with the State of Delaware July 27, 2020.
10.1	Mutual Rescission and Release Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 27, 2020	By:	/s/ David Chen
David Chen
President

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